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                                                                     EXHIBIT 3.2


                           AMENDED AND RESTATED BYLAWS
                                       OF
                                   IOMED, INC.


                                   ARTICLE 1.
                                     OFFICES

        1.1 Business Offices. The principal office of IOMED, Inc. (the "Corporation") shall be located in the County of Salt Lake, State of Utah. The Corporation may have such other offices, either within or without Utah, as the Board of Directors of the Corporation may designate or as the business of the Corporation may require from time to time.

        1.2 Registered Office. The registered office of the Corporation required to be kept by the Utah Revised Business Corporation Act (as it may be amended from time to time, the "Act") shall be located within the State of Utah and may be, but need not be, identical with the principal office. The address of the registered office may be changed from time to time.

                                   ARTICLE 2.
                                  SHAREHOLDERS

        2.1 Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meting shall be held on the 22nd day of November in each year, beginning with the year 1998, at the hour of 9:00 o'clock a.m., or at such other date and time as shall be fixed by the Board of Directors or the President. If the day fixed for the annual meeting shall be a legal holiday in the State of Utah, or is a Saturday or Sunday, such meeting shall be held on the next succeeding business day. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of the shareholders shall be deemed to refer to such special meeting.

        2.2 Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, the Chief Executive Officer or President or the Board of Directors, and shall be called by the Chief Executive Officer or the President at the written request of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Business transacted at any special meeting of the shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

        2.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual or any special meeting of

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the shareholders. If no designation is made by the directors, the place of meeting shall be the principal office of the Corporation in the State of Utah.

        2.4     Notice of Meeting.

                (a) Content and Mailings Requirements. Written notice stating the date, time and place of each annual or special shareholder meeting shall be delivered no fewer than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Board of Directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Act or the Articles of Incorporation to receive notice of the meeting. Notice of special shareholder meetings shall include a description of the purpose or purposes for which the meeting is called.

                (b) Effective Date. Written notice shall be deemed to be effective at the earlier of: (1) when mailed, if addressed to the shareholder's address shown in the Corporation's current record of shareholders; (2) when received; (3) five days after it is mailed; or (4) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

                (c) Effect of Adjournment. If any shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time and place, if the new date, time and place is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of this section to those persons who are shareholders as of the new record date.

        2.5     Waiver of Notice.

                (a) Written Waiver. A shareholder may waive any notice required by the Act, the Articles of Incorporation or the Bylaws, by a writing signed by the shareholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

                (b) Attendance at Meetings. A shareholder's attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or effective notice; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

        2.6     Record Date.

                (a) Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record


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date shall not be more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is so fixed by the Board for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, the record date for determination of such shareholders shall be at the close of business on the day before the first notice is delivered to shareholders. If no record date is fixed by the Board for the determination of shareholders entitled to receive a distribution, the record date shall be the date the board authorizes the distribution. If no record date is fixed by the Board for the determination of shareholders entitled to take action without a meeting, the record date shall be the date the first shareholder signs a consent.

                (b) Effect of Adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

        2.7 Shareholder List. After fixing a record date for a shareholders' meeting, the Corporation shall prepare a list of the names of its shareholders entitled to be given notice of the meeting. The list must be arranged by voting group and within each voting group by class or series of shares, must be alphabetical within each class or series, and must show the address of, and the number of shares held by, each shareholder. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting and any adjournment thereof. The list shall be available at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held.

        2.8     Shareholder Quorum and Voting Requirements.

                (a) Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                (b) Voting Groups. If the Articles of Incorporation or the Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. If the Articles of Incorporation or the Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.


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                (c)     Shareholder Action. If a quorum exists, action on a
matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Act require a greater number of affirmative votes. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

        2.9 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy which is executed in writing by the shareholder or which is executed by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

        2.10 Voting of Shares. Unless otherwise provided in the Articles of Incorporation or by applicable law, each outstanding share, regardless of class, is entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Except as provided by specific court order, no shares of the Corporation owned, directly or indirectly, by a second corporation, domestic or foreign, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting if a majority of the shares entitled to vote for the election of directors of such second corporation are held by the Corporation. The prior sentence shall not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

        2.11 Meetings by Telecommunications. Any or all shareholders may participate in an annual or special meeting by, or conduct the meeting through the use of, any means of communication by which all shareholders participating may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

        2.12    Action Without a Meeting.

                (a) Written Consent. Any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote with respect to the subject matter thereof were present and voted. Action taken under this section has the same effect as action taken at a meeting of shareholders and may be described as such in any document.

                (b) Post-Consent Notice. Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least ten days before the consummation of the action authorized by such approval to (i) those shareholders entitled to vote who have not consented in writing, and (ii) those shareholders not entitled to vote and to whom the Act requires that notice of the proposed action be given. Any such notice must contain or be accompanied by the same material that is required under the Act to


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be sent in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

                (c) Effective Date and Revocation of Consents. No action taken pursuant to this section shall be effective unless all written consents on which the Corporation relies for the taking of an action are received by the Corporation within a 60-day period and not revoked. Such action is effective as of the date the last written consent necessary to effect the action is received, unless all of the written consents specify a later date as the effective date of the action. If the Corporation has received written consents signed by all shareholders entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all the written consents as the effective date of the action. Any such writing may be received by the Corporation by electronically transmitted facsimile or other form of communication providing the Corporation with a complete copy thereof, including a copy of the signatures thereto. Any shareholder giving a written consent pursuant to this section may revoke the consent by a signed writing describing the action and stating that the consent is revoked, provided that such writing is received by the Corporation prior to the effective date of the action.

                (d) Unanimous Consent for Election of Directors. Notwithstanding subsection (a) of this section, directors may not be elected by written consent unless such consent is unanimous by all shares entitled to vote for the election of directors.

        2.13 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nomination for election to the Board of Directors of the Corporation at a meeting of shareholders may be made by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at such meeting who complies with the notice procedures set forth in this Section
2.13. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to shareholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of the Corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serve as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. The Chairman of the


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meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

        2.14 Organization. The Chairman of the Board, or in his absence the Vice Chairman of the Board designated by the Chairman of the Board, or the President, in the order named, shall call meetings of the shareholders to order, and shall act as Chairman of such meeting; provided, however, that the Board of Directors may appoint any shareholder to act as Chairman of any meeting in the absence of the Chairman of the Board. The Secretary of the Corporation shall act as Secretary at all meetings of the shareholders; but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

                                   ARTICLE 3.
                               BOARD OF DIRECTORS

        3.1 General Powers. The business and affairs of the Corporation shall e managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Articles of Incorporation or these Bylaws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

        3.2 Number, Tenure and Qualifications. The authorized number of Directors shall be not less than three nor more than ten; provided, however, that if the Corporation has less than three shareholders entitled to vote for the election of directors, the Board of Directors may consist of a number of individuals equal to or greater than the number of those shareholders. The current number of Directors shall be within the limits specified above, as determined (or as amended from time-to-time) by resolution adopted by the Directors. The number of Directors may be decreased at any time and from time to time by a majority of the Directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of the shareholders by such shareholders as have the right to vote on such election. Directors need not to be residents of Utah or shareholders of the Corporation.

        3.3 Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one directors more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided form time to time by resolution adopted by the Board of Directors.

        3.4 Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the


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annual meeting of shareholders in 2000; each initial director in Class II shall serve for a term ending on the date of the annual meeting of shareholders in 1999; and each initial director in Class III shall serve for a term ending on the date of the annual meeting of shareholders in 1998; and further provided, that the term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

        3.5 Allocation Among Classes for Increases or Decreases in Number. In the event of any increase or decrease in the authorized number of directors,
(i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

        3.6 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders, for the purpose of appointing officers and transacting such other business as may come before the meeting. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

        3.7 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors.

        3.8 Notice of Special Meetings. Notice of the date, time and place of any special director meeting shall be given at least two days previously thereto either orally or in writing. Oral notice shall be effective when communicated in a comprehensive manner. Written notice is effective as to each director at the earlier of: (a) when received; (b) five days after deposited in the United States mail, addressed to the director's address shown in the records of the Corporation; or (c) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Any director may waive notice of any meeting before or after the date and time of the meeting stated in the notice. Except as provided in the next sentence, the waiver must be in writing and signed by the director entitled to the notice. A director's attendance at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting because of lack of or defective notice, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.


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        3.9     Quorum and Voting.

                (a) Quorum. A majority of the number of directors prescribed by resolution adopted pursuant to section 3.2 of these Bylaws, or if no number is prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles of Incorporation require a greater number.

                (b) Voting. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors unless the Articles of Incorporation require a greater percentage.

                (c) Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:
(1) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; (2) the director contemporaneously requests that his or her dissent or abstention as to any specific action be entered in the minutes of the meeting; or (3) the director causes written notice of his or her dissent or abstention as to any specific action be received by the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

        3.10 Meetings by Telecommunications. Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

        3.11 Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors consent to such action in writing. Action taken by written consent is effective when the last director signs the consent, unless, prior to such time, any director has revoked a consent by a signed writing received by the Corporation, or unless the consent specifies a different effective date. A signed consent has the effect of an action taken at a meeting of directors and may be described as such in any document.

        3.12 Resignation. A director may resign at any time by giving a written notice of resignation to the Corporation. Such a resignation is effective when the notice is received by the Corporation unless the notice specifies a later effective date, and the acceptance of such recognition shall not be necessary to make it effective.

        3.13 Removal. Directors of the Corporation may be removed only for cause y the affirmative vote of the holders of two-thirds of the capital shares of the Corporation issued and outstanding and entitled to vote.


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        3.14    Vacancies. Any vacancy in the Board of Directors, however
occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

        3.15 Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        3.16 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Act, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

                                   ARTICLE 4.
                                    OFFICERS

        4.1 Number. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries, each of whom shall be appointed by the Board of Directors. The Board of Directors may appoint such other officers and assistant officers as may be deemed appropriate. If specifically authorized by the Board of Directors, an


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officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Corporation.

        4.2 Appointment and Term of Office. The officers of the Corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. The designation of a specified term does not grant to the officer any contract rights, and the Board can remove the officer at any time prior to the termination of such term. If no term is specified, the officer shall hold office until he or she resigns, dies or until he or she is removed in the manner provided in section 4.3 of these bylaws.

        4.3 Removal. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

        4.4 Resignation. Any officer may resign at any time, subject to any rights or obligation under any existing contracts between the officer and the Corporation, by giving notice to the president or board of directors. An officer's resignation shall be effective when received by the Corporation, unless the notice specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.

        4.5 Authority and Duties of Officers. The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the Board of Directors or these Bylaws, except that in each event each officer shall exercise such powers and perform such duties as may be required by law:

                (a) President. The President shall, subject to the control of the Board of Directors, in general supervise and control all of the business and affairs of the Corporation. Unless there is a Chairman of the Board, the President shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

                (b) Vice-President. Any Vice-president (or if there is more than one, each vice-president) shall assist the President and shall perform such duties as may be assigned to him or her by the President or by the Board of Directors. If appointed, in the absence of the President or in the event of his or her death, inability or refusal to act, the Vice-President (or in the event there is more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject


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to all the restrictions upon the President. (If there is no Vice-president, then the Treasurer shall perform such duties of the President.)

                (c) Secretary. The Secretary shall: (i) keep the minutes of the proceedings of the shareholders, the Board of Directors and any committees of the Board in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records; (iv) when requested or required, authenticate any records of the Corporation; (v) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (vi) sign with the President, or a Vice-president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (vii) have general charge of and responsibility to perform all accounting functions for the Corporation and will maintain all of the stock transfer books of the Corporation; and (viii) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to the supervision of the Secretary.

                (d) Treasurer. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation;
(ii) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and (iii) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the Treasurer.

        4.6 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors.

                                   ARTICLE 5.
                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              AGENTS AND EMPLOYEES

        5.1 Indemnification of Directors. The Corporation shall indemnify and advance expenses to the directors of the Corporation to the fullest extent permitted by applicable law. Without limiting the generality of the foregoing, the Corporation shall indemnify the directors of the Corporation in all cases in which a corporation may indemnify a director under section 16-10a-902 of the Act. The Corporation shall consider and act expeditiously as possible upon any and all requests by a director for indemnification or advancement of expenses.

        5.2 Indemnification of Officers, Agents and Employees Who Are Not Directors. The Board of Directors may indemnify and advance expenses to any officer, employee or agent of


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the Corporation who is not a director of the Corporation to any extent consistent with public policy, as determined by the general or specific actions of the Board of Directors.

        5.3 Insurance. By action of the Board of Directors, notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Corporation, against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary or agent, whether or not the Corporation would have the power to indemnify such person under the applicable provisions of the Act.

                                   ARTICLE 6.
                                     SHARES

        6.1 Issuance of Shares. The Corporation may issue the number of capital shares authorized by the Articles of Incorporation. The issuance or sale by the Corporation of any its authorized capital shares shall be made only upon authorization by the Board of Directors, unless otherwise provided by statute. The Board of Directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts or arrangements for services to be performed, or other securities of the Corporation. Shares shall be issued for such consideration as shall be fixed from time to time by the Board of Directors.

        6.2     Certificates for Shares.

                (a) Content. Shares may but need not be represented by certificates in such form as determined by the Board of Directors and stating on their face, at a minimum, the name of the Corporation and that it is formed under the laws of the State of Utah, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents. Such certificates shall be signed (either manually or by facsimile) by the President or a Vice-president and by the Secretary or an assistant secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.

                (b) Shareholder List. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

                (c) Transferring Shares. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the board of directors may prescribe.


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
        6.3 Shares Without Certificates. The Board of Directors may authorize the issuance of some or all of the shares without certificates. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates under section 6.2 of these bylaws.

        6.4 Registration of the Transfer of Shares. Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation. In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name shares stand in the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                   ARTICLE 7.
                                  MISCELLANEOUS

        7.1 Inspection of Records by Shareholders and Directors. A shareholder or director of a Corporation is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the records of the Corporation required to be maintained by the Corporation under the Act, if such person gives the Corporation written notice of the demand at least five business days before the date on which such a person wishes to inspect and copy. The scope of such inspection right shall be as provided under the Act.

        7.2 Corporate Seal. The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the Corporation, the state of incorporation, and the words "Corporate Seal."

        7.3 Amendments. The Corporation's Board of Directors may amend or repeal the Corporation's Bylaws at any time unless:

                (a) the Articles of Incorporation or the Act reserve this power exclusively to the shareholders in whole or part; or

                (b) the shareholders, in adopting, amending or repealing a particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw; or

                (c) the bylaw either establishes, amends or deletes a greater shareholder quorum or voting requirement.

        Any amendment which changes the voting or quorum requirement for the Board must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.


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
        7.4 Fiscal Year. The fiscal year of the Corporation shall be established by the Board of Directors.

        7.5 Control Shares. The provisions of the Control Shares Acquisitions Act, as set forth in Section 61-6-1, et. seq., of the Utah Code Annotated shall not apply to control share acquisitions of shares of the Corporation.

                                       /s/ ROBERT J. LOLLINI
                                       ------------------------------
                                       Secretary


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